As filed with the Securities and Exchange Commission on May 9, 2019 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ON DECK CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware				42-1709682
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)
1400 Broadway, 25th Floor New York, New York 10018
(Address of principal executive offices, including zip code)

2014 Employee Stock Purchase Plan
(Full title of the plan)

Noah Breslow Chief Executive Officer On Deck Capital, Inc. 1400 Broadway, 25th Floor New York, New York 10018 (888) 269-4246
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Steven B. Boehm Shashi N. Khiani Eversheds Sutherland (US) LLP 700 Sixth Street NW Washington, D.C. 20001 (202) 383-0100			Cory Kampfer Robert Zuccaro On Deck Capital, Inc. 1400 Broadway, 25th Floor New York, New York 10018 (888) 269-4246

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer		☐	Accelerated filer	☒
Non-accelerated filer		☐	Smaller reporting company	☐
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.005 par value per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	753,753 (2)	$4.02 (3)	$3,030,087	$367.25
TOTAL	753,753		$3,030,087	$367.25

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act ”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Represents an annual increase on January 1, 2019 to the number of shares of the Registrant’s common stock reserved for issuance under the 2014 ESPP, which annual increase is provided for in the 2014 ESPP.

(3)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $4.725 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported on the New York Stock Exchange, on May 3, 2019. Pursuant to the 2014 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant's common stock on the first trading day of the offering period or on the exercise date.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of common stock of On Deck Capital, Inc. (the “Registrant”) under the 2014 ESPP for which a Registration Statement on Form S-8 (Registration No. 333-200998) was filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2014, a related Registration Statement on Form S-8 (Registration No. 333-209938) was filed with the Commission on March 4, 2016 and a related Registration Statement on Form S-8 (Registration No. 333-216801) was filed with the Commission on March 17, 2017. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Parts I and II of such earlier registration statements are modified as set forth in this Registration Statement. The number of shares of the Registrant’s common stock available for issuance under the 2014 ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2016, by an amount equal to the least of (i) 1,800,000 shares of common stock, (ii) 1% of the outstanding shares of common stock on such date, or (iii) such amount as determined by the administrator of the 2014 ESPP (the “2014 ESPP Annual Adjustment Provision”). On January 1, 2019 the number of shares of the Registrant’s common stock available for issuance under the 2014 ESPP increased by 753,753 shares. This Registration Statement registers such additional shares of the Registrant’s common stock, which were available for issuance under the 2014 ESPP pursuant to the 2014 ESPP Annual Adjustment Provision as of January 1, 2019.
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act , and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 1, 2019 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)
All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)
The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36779) filed with the Commission on December 9, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities.
Not applicable.
Item 5.  Interests of Named Experts and Counsel.
Not applicable.
Item 6.  Indemnification of Directors and Officers.
As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. In addition, as permitted by Section 145 of the General Corporation Law of the State of Delaware, the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Sections 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person made a party or who is threatened to be made a party to an action by reason of the fact that he or she is or was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation as a director, executive officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her, or against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement, in each case, in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding for which indemnification is sought for expenses, judgments, fines and amounts paid in settlement in connection with such action, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification for defense or settlement expenses may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.
The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.
The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
See also the undertakings set out in response to Item 9 herein.
Item 7.  Exemption from Registration Claimed.
Not applicable.
Item 8.  Exhibits.
See Exhibit Index immediately following the Signature Page.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the
Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration
Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on May 9, 2019.
ON DECK CAPITAL, INC.
By: /s/ Noah Breslow
Noah Breslow
Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noah Breslow, Kenneth Brause and Cory Kampfer, jointly and severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 of On Deck Capital, Inc. and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Noah Breslow Noah Breslow	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2019
/s/ Kenneth Brause Kenneth Brause	Chief Financial Officer (Principal Financial Officer)	May 9, 2019
/s/ Nicholas Sinigaglia Nicholas Sinigaglia	Chief Accounting Officer (Principal Accounting Officer)	May 9, 2019
/s/ Chandra Dhandapani Chandra Dhandapani	Director	May 9, 2019
/s/ Daniel S. Henson Daniel S. Henson	Director	May 9, 2019
/s/ Bruce P. Nolop Bruce P. Nolop	Director	May 9, 2019
/s/ Manolo Sánchez Manolo Sánchez	Director	May 9, 2019
/s/ Jane J. Thompson Jane J. Thompson	Director	May 9, 2019
/s/ Ronald F. Verni Ronald F. Verni	Director	May 9, 2019
/s/ Neil E. Wolfson Neil E. Wolfson	Director	May 9, 2019

INDEX TO EXHIBITS

Exhibit Number	Description	Filed / Incorporated by Reference from Form *	Incorporated by Reference from Exhibit Number	Date Filed
4.1	Specimen common stock certificate of the Registrant	S-1	4.1	11/10/2014
4.2	2014 Employee Stock Purchase Plan and form of agreement thereunder	10-K	10.4	3/1/2019
5.1	Opinion of Eversheds Sutherland (US) LLP	Filed herewith.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

*	All exhibits incorporated by reference to the registrant's Form S-1 or S-1/A registration statements relate to Registration No. 333-200043